Exhibit 99.1

DealerTrack to Appeal District Court Ruling in Patent Infringement Lawsuit

LAKE SUCCESS, N.Y., Jul 08, 2009 (BUSINESS WIRE) — DealerTrack Holdings, Inc. (Nasdaq: TRAK), a leading provider of on-demand software and data solutions for the U.S. automotive retail industry, today announced an update regarding its patent infringement litigation against RouteOne LLC and Finance Express LLC.

On July 8, 2009, Judge Gilford of the United States District Court held that DealerTrack’s patent 7,181,427 (the “427 Patent”) was invalid for failure to comply with a standard required by the recently decided case in the Court of Appeals of the Federal Circuit of In re Bilski. Accordingly, DealerTrack’s case in the District Court against RouteOne and Finance Express will be dismissed and DealerTrack intends to file a notice of appeal.

The United States Supreme Court recently granted certiorari for In re Bilski, meaning that the Supreme Court will decide in its upcoming term, which begins in the fall, whether or not to uphold the Bilski standard. DealerTrack also has pending patent applications in the United States Patent and Trademark Office that would not be impacted by the Bilski decision.

“It is important to note that not one claim of any DealerTrack patent has been held invalid based on prior art, so if we are able to have the District Court’s opinion reversed on appeal or obtain new claims in the Patent Office, DealerTrack will still have patents protecting its core business,” said Mark O’Neil, chairman and chief executive officer of DealerTrack. “We remain firmly committed to protecting our intellectual property rights and pursuing all possible avenues of appeal.”

DealerTrack expects that the legal costs of the appeal will not have a material impact on the company’s 2009 financial results.

About DealerTrack (www.dealertrack.com)

DealerTrack’s high-value software solutions for the automotive retail industry enhance efficiency and profitability across every department in a dealership. DealerTrack’s Dealer Management System (DMS) delivers flexible and cost-efficient functionality to manage dealership data and operations. Its Inventory Management, Sales and F&I, and Compliance solutions help optimize dealership inventory, increase sales and protect against legal risks. DealerTrack operates a leading online automotive credit application network, which includes approximately 19,000 dealers and over 750 financing sources. For more information, visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding DealerTrack’s ability to prevail on the merits, the chances of a successful appeal, the benefit of DealerTrack refilling its patents, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: success in expanding our customer base and product and service offerings; connecting additional financing sources to the DealerTrack network and other risks listed in our reports filed with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2008. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

TRAK-G

SOURCE: DealerTrack Holdings, Inc.

DealerTrack
Mark Brown, 516-734-3887
mark.brown@dealertrack.com
or
RF|Binder Partners
Anuj Baveja, 212-994-7552
anuj.baveja@rfbinder.com